Exhibit 10.1

Amendment No. 2 to the Promissory Note

Issued on March 11, 2021

This Amendment No. 2 to the Note (as defined below) (this “Amendment”), dated as of March 8, 2022 (the “Amendment Date”), is entered into by and between Clubhouse Media Group, Inc., a Nevada corporation (the “Company”) and Labrys Fund, LP, a Delaware limited partnership (“Holder”). The Company and Holder may be referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, the Holder is the holder of that certain promissory note originally issued by the Company on March 11, 2021, in the original principal amount of $1,000,000.00 (as amended from time to time, the “Note”), and the Parties now wish to amend the Note as set forth herein;

NOW THEREFORE, in consideration of the foregoing and of the agreements and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.	Defined terms used herein without definition shall have the meaning given to them in the Note.

2.	Subject to the provisions herein, the Note is hereby amended as follows:

(a)	The “Maturity Date” of the Note is hereby amended to be November 11, 2022, and any references in the Note to the “Maturity Date” shall hereafter be deemed a reference to such date.

(b)	As consideration for Holder’s agreement to extend the Maturity Date, as of the Amendment Date, the Principal Amount of the Note is hereby increased by $116,800.00, to a total Principal Amount of $700,877.67.

(c)	The Parties acknowledge and agree that, following the Amendment Date, the interest rate applicable to the Principal Amount (as amended herein) shall continue to be ten percent (10%).

(d)	The following is hereby added to Section 1.10 of the Note:

(f) Notwithstanding the foregoing, to the extent the Note has not been earlier repaid or converted to Common Stock as set forth herein, in the event that the Company completes a firm commitment underwritten public offering of the Common Stock following March 8, 2022, which results in the Common Stock being successfully listed for on the NASDAQ Global Market, Nasdaq Capital Market, the NYSE or the NYSE American (the “IPO”) prior to the Maturity Date, then, within two Business Days of the receipt of proceeds by the Company from the IPO, the Company shall pay such proceeds to the Holder until the then-outstanding balance of the Note has been repaid in full.

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3.	Other than as amended herein, the Note shall remain in full force and effect.

4.	Section 4.6 of the Note shall apply with respect to this Amendment.

5.	This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature Page Follows}

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IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed as of the date first above written.

Clubhouse Media Group, Inc.

By:	/s/ Amir Ben-Yohanan
Name:	Amir Ben-Yohanan
Title:	Chief Executive Officer

Labrys Fund, LP

By:	/s/ Thomas Silverman
Name:	Thomas Silverman
Title:	Managing Member

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